Exhibit 10.52

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (the “Termination Agreement”) is made and entered into as of August 19, 2005 by and between SALIX PHARMACEUTICALS, INC., a California corporation (“Salix”), and ALTANA PHARMA US, INC., a Delaware corporation (“Altana”). Salix and Altana may be referred to herein individually as a “Party” or collectively as “Parties.”

BACKGROUND

The Parties previously entered into a Co-Promotion Agreement dated March 2, 2005 (the “Co-Promotion Agreement”) to collaborate with each other to optimize the sales of rifaximin, an antibiotic owned by Salix and marketed and sold under the name “Xifaxan™.”

The Parties now desire to terminate the Co-Promotion Agreement in accordance with the terms of this Termination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1. TERMINATION OF THE CO-PROMOTION AGREEMENT

Notwithstanding the 90-day notice period in Section 7.1 of the Co-Promotion Agreement, the Parties agree that the Co-Promotion Agreement is terminated effective as of September 6, 2005 (the “Termination Date”).

2. CONSEQUENCES OF TERMINATION

The Parties agree that, notwithstanding Section 12.14 of the Co-Promotion Agreement, Sections 3.1(d), 5.3 and 5.4 of the Co-Promotion Agreement are terminated as of the Termination Date and shall not survive the termination of the Co-Promotion Agreement pursuant to this Termination Agreement.

The Parties agree that the only payment due to Altana from Salix under Section 5.2 of the Agreement shall be one and one half of a quarterly minimum payment under Section 5.2(b) of the Co-Promotion Agreement. The Parties further agree that no payments are due to either party under the Co-Promotion Agreement for any activity after the Termination Date.

On or prior to the Termination Date, Altana shall provide Salix with a list of the healthcare professionals (name and contact information) who have written at least one prescription for Xifaxan as a result of Altana’s efforts under the Co-Promotion Agreement. Salix shall use this list solely to contact such healthcare professionals and make arrangements to continue to provide them with rifaximin product information and samples.

3. MISCELLANEOUS

3.1 Complete Understanding; Modification. This Termination Agreement constitutes the complete and exclusive understanding and agreement of the Parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Termination Agreement will be effective only if in writing and signed by the Parties.

3.2 Counterparts. This Termination Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3 Governing Law. This Termination Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware (without giving effect to the principles thereof relating to conflicts of law). Any legal action or proceeding pursuant to this Termination Agreement may be brought in the state courts of the State of Delaware or the federal courts located in, or having jurisdiction with respect to the State of Delaware, and, by execution and delivery of this Agreement, each of the Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

3.4 Press Release. The Parties hereby agree to release the joint press release regarding this Termination Agreement in substantially the form attached hereto as Exhibit A.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Termination Agreement as of the Termination Date.

SALIX PHARMACEUTICALS, INC.		ALTANA PHARMA US, INC.

By:	/s/ Carolyn J. Logan	By:	/s/ Deborah Tanner
Name:	Carolyn J. Logan	Name:	Deborah Tanner
Title:	President and CEO	Title:	Vice President and General Counsel

Signature Page for Termination Agreement

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